Exhibit 99.1

WhiteHorse Finance, Inc. Announces Second Quarter 2017 Earnings Results

NEW YORK, NY, August 8, 2017 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (NASDAQ: WHF) today announced its financial results for the quarter ended June 30, 2017.

Second Quarter 2017 Summary Highlights

•	New investments of $36.1 million
•	Net investment income of $6.9 million
•	Second quarter net investment income of $0.378 per share
•	Second quarter distribution of $0.355 per share
•	Public offering of 2,200,000 shares at $13.97 per share results in net proceeds of approximately $30.3 million

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer commented, “This was a solid quarter for WhiteHorse Finance, with strong net interest income and modest gains in our NAV. We remain committed to conservative investing in senior secured assets with a goal of earning our dividend each year and protecting NAV. The pipeline for the third quarter is strong, with the majority of the pipeline comprised of directly originated sponsor and non-sponsor deals with low leverage and expected double digit returns.”

Portfolio and Investment Activity

As of June 30, 2017, the fair value of WhiteHorse Finance’s investment portfolio was $437.9 million, compared with $431.7 million as of March 31, 2017. The portfolio at June 30, 2017 consisted of 39 positions across 30 companies with an average investment size of $11.2 million and a weighted average effective yield of 11.9%, remaining relatively flat as compared to last quarter. The majority of the portfolio was comprised of senior secured loans, and these loans were substantially all variable-rate investments (primarily indexed to LIBOR), which should continue to position the portfolio well for a potential rising interest rate environment.

During the three months ended June 30, 2017, WhiteHorse Finance made investments in two new portfolio companies totaling $36.1 million. Gross proceeds from sales and repayments totaled $35.5 million for the quarter. The Company continued to be highly selective in deploying new investments.

Results of Operations

For the three months ended June 30, 2017, net investment income was approximately $6.9 million, compared with approximately $6.4 million for the same period in the prior year, representing an increase of 7.9%. The increase in net investment income was primarily attributable to an increase of investment income due to higher interest and non-recurring fee income partially offset by an increase in interest expense resulting from higher interest rates and higher borrowing balances on the Company’s line of credit facility as compared to the same period in the prior year. Over the past 10 quarters, cumulative core net investment income, a non-GAAP financial measure, exceeded distributions to stockholders.(1)

For the three months ended June 30, 2017, WhiteHorse Finance reported realized and unrealized gains on investments of $0.3 million. This compares with realized and unrealized gains on investments of $1.7 million for the three months ended June 30, 2016. The decrease in realized and unrealized gains on investments was primarily attributable to a smaller net amount of fair value adjustments.

WhiteHorse Finance reported a net increase in net assets resulting from operations of approximately $7.3 million for the three months ended June 30, 2017, which compares with a net increase of $8.1 million for the three months ended June 30, 2016.

WhiteHorse Finance’s NAV was $283.8 million, or $13.83 per share, as of June 30, 2017, as compared with $252.5 million, or $13.80 per share, reported as of March 31, 2017.

Public Offering

In June 2017, we issued 2,200,000 shares of our common stock in a follow-on public offering at an offering price of $13.97 per share (the “Offering”). H.I.G. WhiteHorse Advisers, LLC (the “Investment Adviser”) agreed to pay a portion of the underwriting discounts and commissions in connection with the Offering such that the issuance of shares was at or above the NAV per share at the time of the Offering. All payments by the Investment Adviser in connection with the Offering are not subject to reimbursement by us. We received net proceeds from this Offering of approximately $30.3 million.

Liquidity and Capital Resources

As of June 30, 2017, WhiteHorse Finance had cash and cash equivalents of $43.7 million, as compared with $20.1 million as of March 31, 2017, inclusive of restricted cash. As of June 30, 2017, the Company also had $37.7 million of undrawn capacity under its revolving credit facility.

Distributions

On June 2, 2017, the Company declared a distribution of $0.355 per share for the quarter ended June 30, 2017, consistent for the nineteenth consecutive quarter since the Company’s IPO. The distribution was paid on July 6, 2017 to shareholders of record as of June 19, 2017.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Conference Call

WhiteHorse Finance will host a conference call to discuss its second quarter results at 11:00 am ET on Tuesday, August 8, 2017. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #55184882. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through August 15, 2017. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID #55184882. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held lower mid-cap companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $21 billion of capital under management(2) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(1) Net investment income and core net investment income during the three months ended December 31, 2015 were $0.237 per share and $0.352 per share, respectively. Net investment income was equal to core net investment income for every other quarter since the Company’s initial public offering. Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the net impact of costs associated with the refinancing of the Company’s revolving credit facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

(2) Based on total capital commitments managed by H.I.G. Capital and affiliates.

 WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$408,905	$385,216
Non-controlled affiliate company investments	28,988	26,498
Total investments, at fair value (amortized cost $450,440 and $427,689, respectively)	437,893	411,714
Cash and cash equivalents	39,731	17,036
Restricted cash and cash equivalents	3,987	11,858
Receivables from investments sold	-	881
Interest receivable	4,822	3,891
Prepaid expenses and other receivables	840	854
Total assets	$487,273	$446,234

Liabilities
Debt	$188,988	$182,338
Distributions payable	6,503	6,498
Management fees payable	5,961	5,476
Payables for investments purchased	-	995
Accounts payable and accrued expenses	1,533	1,058
Interest payable	503	480
Total liabilities	203,488	196,845

Commitments and contingencies (See Note 7)

Net assets
Common stock, 20,518,104 and 18,303,890 shares issued and outstanding, par value $0.001 per share, respectively, and 100,000,000 authorized	20	18
Paid-in capital in excess of par	302,733	272,242
Accumulated overdistributed net investment income	(4,966)	(5,423)
Accumulated realized losses on investments	(819)	(842)
Accumulated unrealized depreciation on investments	(13,183)	(16,606)
Total net assets	283,785	249,389
Total liabilities and total net assets	$487,273	$446,234

Number of shares outstanding	20,518,104	18,303,890
Net asset value per share	$13.83	$13.63

WhiteHorse Finance, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Investment income
From non-controlled/non-affiliate company investments
Interest income	$12,577	$12,106	$24,595	$24,126
Fee income	1,058	256	1,825	932
From non-controlled affiliate company investments
Dividend income	650	688	1,440	1,402
Total investment income	14,285	13,050	27,860	26,460

Expenses
Interest expense	2,559	1,951	5,003	3,867
Base management fees	2,390	2,248	4,652	4,500
Performance-based incentive fees	1,734	1,609	3,365	3,300
Administrative service fees	158	205	292	415
General and administrative expenses	508	611	1,090	1,190
Total expenses	7,349	6,624	14,402	13,272
Net investment income	6,936	6,426	13,458	13,188

Realized and unrealized gains (losses) on investments
Net realized gains (losses)
Non-controlled/non-affiliate company investments	-	(1,138)	23	(1,138)
Net realized gains (losses)	-	(1,138)	23	(1,138)
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	(2,294)	2,439	933	2,209
Non-controlled affiliate company investments	2,633	402	2,490	(598)
Net change in unrealized appreciation	339	2,841	3,423	1,611
Net realized and unrealized gains on investments	339	1,703	3,446	473
Net increase in net assets resulting from operations	$7,275	$8,129	$16,904	$13,661

Per Common Share Data
Basic and diluted earnings per common share	$0.39	$0.44	$0.91	$0.75
Dividends and distributions declared per common share	$0.36	$0.36	$0.71	$0.71
Basic and diluted weighted average common shares outstanding	18,341,967	18,303,890	18,323,034	18,303,890

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited)

June 30, 2017

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value	Fair Value as a Percentage of Net Assets
North America
Debt investments
Advertising
Outcome Health
First Lien Secured Term Loan	L+ 6.50%	7.75%	12/22/21	$18,038	$16,415	$17,858	6.29%
	(1.00% Floor)
Fluent, LLC (f/k/a Fluent Acquisition II, LLC)
First Lien Secured Term Loan	L+ 11.50%	12.71%	12/08/20	26,292	25,935	26,095	9.20
	(0.50% Floor)	(1.00% PIK)
Intersection Acquisition, LLC
First Lien Secured Term Loan	L+ 12.00%	13.30%	09/15/20	15,116	15,019	14,210	5.01
	(1.00% Floor)	(2.00% PIK)
				59,446	57,369	58,163	20.50
Application Software
Intermedia Holdings, Inc.
Second Lien Secured Term Loan	L+ 9.50%	10.67%	02/03/25	18,000	17,657	17,759	6.26
	(1.00% Floor)
Auto Parts & Equipment
Crowne Group, LLC
First Lien Secured Term Loan	L+ 9.25%	10.45%	05/26/21	12,219	11,887	12,215	4.30
	(1.00% Floor)
Broadcasting
Multicultural Radio Broadcasting, Inc.
First Lien Secured Term Loan	L+ 10.50%	11.73%	06/27/19	14,850	14,850	14,776	5.21
	(1.00% Floor)
Consumer Finance
Golden Pear Funding III, LLC(5)
Second Lien Secured Term Loan	L+ 10.25%	11.42%	06/25/20	25,000	24,826	24,898	8.77
	(1.00% Floor)
Second Lien Secured Revolving Loan	L+ 10.25%	11.42%	06/25/20	5,000	4,965	4,979	1.75
	(1.00% Floor)
Oasis Legal Finance, LLC(5)
Second Lien Secured Term Loan	L+ 10.75%	11.79%	03/09/22	20,000	19,659	20,000	7.05
	(1.00% Floor)
Sigue Corporation(4)
Second Lien Secured Term Loan	L+ 11.50%	12.65%	12/27/18	25,000	24,851	24,400	8.60
	(1.00% Floor)
				75,000	74,301	74,277	26.17
Data Processing & Outsourced Services
FPT Operating Company, LLC/
TLabs Operating Company, LLC
First Lien Secured Term Loan	L+ 8.25%	9.25%	12/23/21	23,602	23,225	23,484	8.28
	(1.00% Floor)
Department Stores
Mills Fleet Farm Group, LLC
Second Lien Secured Term Loan	L+ 9.75%	10.98%	02/26/23	7,146	7,027	7,146	2.52
	(1.00% Floor)
Diversified Support Services
Account Control Technology Holdings, Inc.
First Lien Secured Term Loan	L+ 8.50%	9.67%	04/28/22	18,384	17,872	17,876	6.30
	(1.00% Floor)
Climate Pros, Inc.
First Lien Secured Revolving Loan	L+ 9.00%	10.20%	02/27/19	952	469	466	0.16
	(1.00% Floor)
First Lien Secured Term Loan	L+ 9.00%	10.20%	02/28/22	3,990	3,916	3,939	1.39
	(1.00% Floor)
Sitel Worldwide Corporation
Second Lien Secured Term Loan	L+ 9.50%	10.69%	09/18/22	8,670	8,540	8,504	3.00
	(1.00% Floor)
				31,996	30,797	30,785	10.85

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

June 30, 2017

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value	Fair Value as a Percentage of Net Assets
Food Retail
AG Kings Holdings, Inc.
First Lien Secured Term Loan	L+ 9.95%	10.95%	08/10/21	$13,790	$13,300	$13,653	4.81%
	(1.00% Floor)
Crews of California, Inc.
First Lien Secured Term Loan	L+ 11.00%	12.16%	11/20/19	17,196	17,038	17,111	6.03
	(1.00% Floor)	(1.00% PIK)
First Lien Secured Revolving Loan	L+ 11.00%	12.16%	11/20/19	5,093	5,031	5,068	1.79
	(1.00% Floor)	(1.00% PIK)
First Lien Secured Delayed Draw Loan	L+ 11.00%	12.16%	11/20/19	4,984	4,926	4,959	1.75
	(1.00% Floor)	(1.00% PIK)
				41,063	40,295	40,791	14.38
Heatlh Care Facilities
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan	L+ 9.00%	10.50%	01/31/18	14,350	14,316	11,585	4.08
	(1.50% Floor)
Second Lien Secured Term Loan	N/A	15.75%	07/31/18	1,000	991	329	0.12

				15,350	15,307	11,914	4.20
Internet Retail
Clarus Commerce, LLC
First Lien Secured Term Loan	L+ 10.10%	11.33%	03/17/21	6,000	5,911	6,000	2.11
	(1.00% Floor)
Internet Software & Services
StackPath, LLC & Highwinds Capital, Inc.
Second Lien Secured Term Loan	L+ 9.50%	10.85%	02/02/24	18,000	17,576	17,667	6.23
	(1.00% Floor)
Investment Banking & Brokerage
JVMC Holdings Corp. (f/k/a RJO Holdings Corp)
First Lien First Out Secured Term Loan	L+ 8.02%	9.25%	05/05/22	13,500	13,205	13,226	4.66
	(1.00% Floor)
First Lien Last Out Secured Term Loan	L+ 12.00%	13.23%	05/05/22	5,000	4,891	4,899	1.73
	(1.00% Floor)
				18,500	18,096	18,125	6.39
IT Consulting & Other Services
AST-Applications Software Technology LLC
First Lien Secured Term Loan	L+ 9.00%	10.23%	01/10/23	4,910	4,803	4,517	1.59
	(1.00% Floor)	(2.00% PIK)
Office Services & Supplies
Katun Corporation
Second Lien Secured Term Loan	L+ 11.25%	12.30%	01/25/21	4,422	4,399	4,391	1.55
	(1.00% Floor)
Oil & Gas Exploration & Production
Caelus Energy Alaska O3, LLC
Second Lien Secured Term Loan	L+ 7.50%	8.75%	04/15/20	13,000	12,913	10,615	3.74
	(1.25% Floor)
Other Diversified Financial Services
The Pay-O-Matic Corp.
First Lien Secured Term Loan	L+ 11.00%	12.08%	04/02/18	14,588	14,438	14,543	5.12
	(1.00% Floor)
Research & Consulting Services
Project Time & Cost, LLC
First Lien Secured Term Loan	L+ 12.00%	13.21%	10/09/20	9,404	9,281	8,979	3.16
	(0.50% Floor)
Specialized Consumer Services
Pre-Paid Legal Services, Inc.
Second Lien Secured Term Loan	L+ 9.00%	10.25%	07/01/20	19,000	18,894	19,144	6.75
	(1.25% Floor)

WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) - (continued)

June 30, 2017

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal/ Share Amount	Amortized Cost	Fair Value	Fair Value as a Percentage of Net Assets
Trucking
Fox Rent A Car, Inc.
First Lien Secured Term Loan	L+ 12.00%	13.05%	09/29/17	$7,200	$7,157	$7,200	2.54%

Sunteck / TTS Holdings, LLC
Second Lien Secured Term Loan	L+ 9.00%	10.25%	06/15/22	3,500	3,444	3,456	1.22
	(1.00% Floor)
				10,700	10,601	10,656	3.76

Total Debt Investments				417,196	409,627	405,947	143.07

Equity Investments
Advertising
Cogint, Inc. (f/k/a IDI, Inc.) Warrants(4)	N/A	N/A	12/08/25	187	-	248	0.09

Food Retail
Crews of California, Inc. Warrants (4)	N/A	N/A	12/31/24	-	-	1,573	0.55
Nicholas & Associates, LLC Warrants(4)	N/A	N/A	12/31/24	3	-	260	0.09
Pinnacle Management Group, LLC Warrants(4)	N/A	N/A	12/31/24	3	-	563	0.20
RC3 Enterprises, LLC Warrants(4)	N/A	N/A	12/31/24	3	-	144	0.05
				9	-	2,540	0.89
Other Diversified Financial Services
Aretec Group, Inc. (4)(5)(6)	N/A	N/A	N/A	536	20,693	10,238	3.61

Specialized Finance
NMCFC Senior Loan Program I LLC Unites (4)(5)(6)	N/A	N/A	06/13/20	20,000	20,120	18,750	6.61

Trucking
Fox Rent A Car, Inc. Warrants(4)	N/A	N/A	N/A	-	-	170	0.06

Total Equity Investments				20,732	40,813	31,946	11.26

Total Investments				$437,928	$450,440	$437,893	154.33%

(1)	Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”), which resets monthly, quarterly or semiannually.

(3)	The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case may be.

(4)	The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(5)	Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 84% of total assets as of the date of the consolidated schedule of investments.

(6)	Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

Contacts

WhiteHorse Finance, Inc.

Stuart Aronson, 212-506-0500

saronson@higwhitehorse.com

or

WhiteHorse Finance, Inc.

Edward J. Giordano, 305-379-2322

egiordano@higwhitehorse.com

or

Prosek Partners

Sean Silva, 212-279-3115

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.